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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 29, 2004 (July 28, 2004)
                                                   -----------------------------


                              BOB EVANS FARMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                       0-1667               31-4421866
             --------                       ------               ----------
   (State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)



                  3776 South High Street, Columbus, Ohio 43207
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               (Address of principal executive offices) (Zip Code)

                                 (614) 491-2225
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              (Registrant's telephone number, including area code)

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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Item 5. Other Events and Regulation FD Disclosure.

            On July 28, 2004, BEF Holding Co., Inc. ("BEF Holding"), a Delaware corporation and wholly-owned subsidiary of Bob Evans Farms, Inc. (the "Company"), completed a private placement of $190 million original principal amount of unsecured senior notes ("Notes").

            The Notes were issued by BEF Holding pursuant to a Note Purchase Agreement, dated as of July 28, 2004, with the purchasers of the Notes (the "Note Purchase Agreement"). The Notes were issued in four series, including $30 million original principal amount of Series A Notes which bear interest at 3.74% annually and mature on July 28, 2007; $40 million original principal amount of Series B Notes which bear interest at 4.61% annually and mature on July 28, 2010; $95 million original principal amount of Series C Notes which bear interest at 5.12% annually and mature on July 28, 2014; and $25 million original principal amount of Series D Notes which bear interest at 5.67% annually and mature on July 28, 2016. The Notes are not convertible. The Notes may be prepaid in whole or in part at any time, subject to the payment of a make-whole amount calculated in accordance with the formula set forth in the Note Purchase Agreement.

            The Note Purchase Agreement contains covenants customary for financings of this type, including limitations on indebtedness, liens, significant corporate changes including mergers and sales of assets, sale and leaseback transactions and transactions with affiliates. The Note Purchase Agreement also contains financial covenants that require the Company to maintain a minimum Consolidated Net Worth (as defined in the Note Purchase Agreement) and a minimum Fixed Charges Coverage Ratio (as defined in the Note Purchase Agreement).

            BEF Holding's obligations under the Notes are unconditionally guaranteed by the Company and Mimi's Cafe, LLC, a wholly-owned subsidiary of the Company which recently acquired SWH Corporation (d/b/a Mimi's Cafe).

            In connection with the acquisition of SWH Corporation, BEF Holding borrowed approximately $183 million under a Loan Agreement, dated as of July 7, 2004, with National City Bank (the "Loan Agreement"). The net proceeds of the offering of the Notes will be used to repay in full BEF Holding's outstanding indebtedness under the Loan Agreement and for general corporate purposes.

            The Notes have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities law and were offered in a private placement solely to accredited investors in reliance on Section 4(2) of the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities law. The information contained or incorporated in this Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes.


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            The foregoing discussion does not purport to be complete and is qualified in its entirety to the full text of the Note Purchase Agreement and the Subsidiary Guaranty, dated as of July 28, 2004, by Mimi's Cafe, LLC, which are filed as Exhibits 4(a) and 4(b), respectively, to this Current Report on Form 8-K and incorporated herein by reference.

            The Company issued a press release on July 28, 2004 announcing the closing of the private placement which is filed as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

            (a) Financial Statements - Not Applicable

            (b) Pro Forma Financial Information - Not Applicable

            (c) Exhibits

                 Exhibit No.    Description
                 -----------    -----------

                     4(a)* Note Purchase Agreement, dated as of July 28, 2004, by and among Bob Evans Farms, Inc., BEF Holding Co., Inc. and the purchasers of the notes set forth on the signature pages thereto

                     4(b) Subsidiary Guaranty, dated as of July 28, 2004, by Mimi's Cafe, LLC

                    99          Press Release issued by the Company on July 28,
                                2004

            * Certain schedules to the Note Purchase Agreement have not been filed. The Company hereby agrees to furnish a copy of any omitted Schedule to the Securities and Exchange Commission upon its request.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BOB EVANS FARMS, INC.


Dated:  July 29, 2004                    By: /s/ Donald J. Radkoski
                                            ------------------------------------
                                             Donald J. Radkoski
                                             Chief Financial Officer, Treasurer
                                             and Secretary


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                                INDEX TO EXHIBITS

                           Current Report on Form 8-K
                               Dated July 29, 2004



    Exhibit No.                         Description
    -----------                         -----------

       4(a)* Note Purchase Agreement, dated as of July 28, 2004, by and among Bob Evans Farms, Inc., BEF Holding Co., Inc. and the purchasers of the notes set forth on the signature pages thereto

       4(b)       Subsidiary Guaranty, dated as of July 28, 2004, by Mimi's
                  Cafe, LLC

      99          Press Release issued by the Company on July 28, 2004

      * Certain schedules to the Note Purchase Agreement have not been filed. The Company hereby agrees to furnish a copy of any omitted Schedule to the Securities and Exchange Commission upon its request.


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